Exhibit (j)(2)











               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 70 to the Registration Statement (Form N-1A)(No.
33-000488/811-4416) of Armada Funds of our reports dated July 16, 2003, included in the 2003 Annual Reports to shareholders.



                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------
                                                  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 24, 2003